Exhibit 99.3

English Translation of Original

Agreement, which is in Spanish

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

INTERNATIONAL BANANA PURCHASE AGREEMENT

F.O.B. (PORT OF SHIPMENT)

This International Banana Purchase Agreement is entered into by and between CHIQUITA INTERNATIONAL LIMITED, a commercial partnership organized and in existence pursuant to the laws of the Bermuda Islands, British West Indies, domiciled in the city of Hamilton, Bermuda (the “Buyer”) and BANANA INTERNATIONAL CORPORATION, a company organized and in existence pursuant to the laws of the Republic of Panama, with its principal domicile in Panama City (the “Seller”), in accordance and in connection with the Stock Purchase Agreement by and between Chiquita International Limited, Chiquita Brands LLC and Invesmar Limited, to be signed at a subsequent date and under the following terms and conditions:

1. FIRST SECTION: DEFINITIONS

1.1. PLANTATION: Is all of the farms described in Exhibit A of this Agreement whose owners are the entities listed therein, which shall be referred to herein as the “Producers.” Exhibit A contains, in addition to the general description of the Plantation, the blueprints corresponding to each one of the farms that are part of the Plantation, including the corresponding description of the total area, area dedicated to the production of bananas, and measurements and boundaries. The farms described in Exhibit A are divided into two lists, in which List No. One corresponds to the farms owned by Agricola El Retiro, S.A., by virtue of the so called Stock Purchase Agreement referred to in the Preamble to this Agreement; and List No. Two corresponds to the other farms that constitute the rest of the Plantation.

1.2. THE EXPORTER: Shall be the entities know as: COMERCIALIZADORA INTERNACIONAL BANACOL, S.A., COMERCIALIZADORA INTERNACIONAL BANADEX, S.A., and, in some cases, “COMERCIALIZADORA INTERNACIONAL SUNISA, S.A.,” each one a Colombian company.

1.3. PRODUCTIVE AREA: Is that portion of the Plantation cultivated with bananas of the Cavendish variety (Williams, Valery or Gran Nain), and that has an extension of approximately 10,870 hectares, divided in 2,950 hectares of production in the zone of Santa Marta and 7,920 hectares of production in the zone of Uraba.

1.3.1. FRUIT: Is the banana of the Cavendish variety (whether Gran Nain, Williams or Valery), produced in the Productive Area that meets the size, quality and other specifications agreed upon by the parties, which are set forth in Exhibit B attached hereto. All the Fruit must be, at the moment of purchase, fresh, clean, without mistreatment, and have the thickness and age indicated in the respective harvest notification, in accordance with the norms and tolerances established in Exhibit B.

1.4. MARKINGS: Are the markings, designs and trade names with which the Buyer shall decide to distinguish the Fruit that is exported.

1.5. PORT OF SHIPMENT: Are any of the port facilities of Turbo and Santa Marta unless the parties agree on other port facilities, pursuant to the modification procedure of this Agreement described in the ninth clause of Section Nine of this Agreement.

1.6. TECHNICAL REPRESENTATIVE: Is the entity affiliated with the Buyer or subordinated to the Buyer by an exclusive contract by the industry or the persons employed by such entities or directly by the Buyer, attorneys-in-fact but without the power of representation, except as to that for which the person is expressly authorized to represent the Buyer in accordance with this Agreement, whose duties, which are generally related to quality, are described below. The Technical Representative may be changed at any moment by the Buyer, with prior written notification to the Seller.

2. SECTION TWO: PURCHASE AND SALE

2.1. GENERAL CONDITIONS:

2.1.1. The Seller will sell the Fruit to the Buyer and the Buyer will acquire the Fruit under the F.O.B. clause (PORT OF SHIPMENT) INCOTERMS 2000, except as otherwise provided herein, in a weekly fashion as established below, exported and duly stowed on the vessels charted and designated by the Buyer.

2.1.1.1. PROPERTY AND RISK: By virtue of this Agreement and as indicated herein, the Buyer will assume title and the risk over the Fruit at the moment it has been stowed on the vessels designated by the Buyer at the Port of Shipment. Therefore, the Seller shall be responsible for the loss of fruit and any other risk and cost up to such moment when the risk is transferred. From the moment that the Fruit has been stowed on board, the Buyer will assume the risk of loss of such Fruit, whether in transit to its destination market, unloading or any other further point along the chain of distribution and sale, without prejudice to the provisions mentioned below regarding hidden quality conditions that are impossible to detect at the moment of shipment.

2.1.1.2. EXPORTATION REQUIREMENTS:

2.1.1.2.1. The Buyer shall be responsible for insurance and payment of the freight cost for the vessel, or when applicable, the reservation of the necessary space on board such vessels. The Buyer shall also be responsible for promptly notifying the Seller of the name, place and date of loading of the vessel and obtain the loading [procedures].

2.1.1.2.2. The Seller or whoever sells to the Seller, shall be the exporter of record of the Fruit for all intents and purposes. Therefore, the Seller guarantees that whoever results as the exporter shall have the permits, licenses and other necessary documentation, as well as paying on its own account all taxes and charges, national and municipal, which are charged upon the production of bananas for export. The Seller shall also obtain or issue on its own account and deliver to the Buyer all necessary legal documents, now or during the term of this Agreement, required by the Buyer in order to take possession and freely dispose of the Fruit, including, for example, commercial invoices, certificates of origin, and phytosanitary registrations. Said documents shall be issued in the languages and the formats legally required in order that the Buyer may introduce the Fruit That Is Exported into the destination markets chosen by the Buyer. With respect to licenses or importation or exportation certificates derived from the European Union’s regulations, the parties shall abide by what has been agreed in the Stock Purchase Agreement that shall be signed by and among Chiquita International Limited, Chiquita Brands, LLC, and Invesmar Limited.

2.1.2. FRUIT THAT IS NOT EXPORTED: The Buyer shall be required to order the volumes of Fruit indicated in Section 2.2 below. The Buyer shall endeavor to notify the Seller, as soon as possible, of situations that result in the Buyer deciding not to receive Fruit they are obligated to purchase. The Buyer will include in its notification the quantities that it will not receive and the week or weeks in which it will restrict the amount of Fruit it is obligated to purchase pursuant to this Agreement. The Fruit That Is Not Exported shall be property of the Seller. All in all, the Buyer shall be responsible for the payment of the penalty provided for in Section 4.3.5.1, whether or not the Buyer notified the Seller as provided in this Section 2.1.2, in case it fails to order or does not receive the Fruit it is required to receive under this Agreement.

2.1.2.1. To the extent the Seller elects to receive payment from the Buyer of the penalty mentioned below for such Fruit, the Seller may only dispose of the Fruit That Is Not Exported within the territory of the Republic of Colombia, for which the Seller shall try to mitigate the damages of the Buyer by marketing the Fruit within the aforementioned territory. If the Fruit were already packed and stowed into the containers, the Buyer shall have the right to order, at its own cost, the unloading of the same. In this case, the Seller, in order to mitigate the Buyer’s damages, shall attempt to reduce the costs implied by the disposal of this Fruit. If, on the contrary, the Seller elects not to receive payment of the penalties established under this Agreement, the Seller may freely dispose of the Fruit That Is Not Exported. In any case, the Seller agrees that the Fruit That Is Not Exported shall be marketed or consumed without any Marking property of the Buyer. Any revenue received by the Seller produced by the disposal or sale of the Fruit That Is Not Exported shall be discounted or reimbursed by the Seller from the penalty owed or paid by the Buyer.

2.2. VOLUMES.

2.2.1. BASIC VOLUME. The Seller shall have the obligation to sell and the right to require the Buyer to purchase; and the Buyer shall have the obligation to purchase and the right to require the Seller to sell, a basic annual volume of Fruit of eleven million boxes of 18.14 kilograms at destination, apportioned by its origin and by the season of the year in the following manner:

2.2.1.1. FRUIT SHIPPED IN TURBO: A basic annual volume of eight million seven hundred thousand boxes distributed quarterly with a minimum of thirteen weeks of effective shipment in the following manner:

2.2.1.1.1. FIRST TRIMESTER: Between January first and March thirty-first of each year this Agreement is in effect, a volume of two million eighty-eight thousand boxes, or twenty-four percent of the basic annual volume.

2.2.1.1.2. SECOND TRIMESTER: Between April first and June thirtieth of each year this Agreement is in effect, a volume of two million one thousand boxes, or twenty-three percent of the basic annual volume.

2.2.1.1.3. THIRD TRIMESTER: Between July first and September thirtieth of each year this Agreement is in effect, a volume of two million eighty-eight thousand boxes, or twenty-four percent of the basic annual volume.

2.2.1.1.4. FOURTH TRIMESTER: Between October first and December thirty-first of each year this Agreement is in effect, a volume of two million five hundred twenty-three thousand boxes, or twenty-nine percent of the basic annual volume.

2.2.1.1.5. CONDITIONS APPLICABLE TO THE VOLUMES OF FRUIT SHIPPED FROM TURBO.

2.2.1.1.5.1. The total quantities of the second trimester shall not exceed those of the first trimester except for those agreements between the parties executed in conformity with the rules agreed upon in this Agreement.

2.2.1.1.5.2. In case the Seller meets the volumes corresponding to the first and second trimester of the year, it will have the right to sell and the Buyer shall have the obligation to purchase the volumes corresponding to the third and fourth trimester. If, on the contrary, the Seller does not meet all volumes agreed upon for the first and second trimester, the volumes corresponding to the third and fourth trimester shall be proportionally reduced in order to maintain a basic annual volume spread of forty-seven percent for the first semester of the year and fifty-three percent for the second semester of the year.

2.2.1.1.5.3. Adjustments for “SPECIAL FORCE MAJEURE”

2.2.1.1.5.3.1. Definition. For purposes of volume adjustments, a Special Force Majeure event shall be deemed to have occurred when the volume delivered by the Seller suffers a decrease of greater than 10% of the delivery obligation in a determined trimester; provided, that, such decrease shall not be due to a deviation of such volume by the Seller to third party purchasers or for its own direct marketing in addition to its current one hundred twenty thousand weekly boxes.

2.2.1.1.5.3.2. In the event a Special Force Majeure event were to occur during the first trimester, the Seller shall have the right to supply the remaining basic volume by increasing by such remaining amount the basic volume of the second trimester.

2.2.1.1.5.3.3. In the event a Special Force Majeure event were to occur during the first trimester that cannot be supplied in the second trimester, or if such event were to occur in the second trimester, the Seller shall have the right to supply the entire agreed-upon volumes for the third and fourth trimesters of the year, without the volumes for these last two trimesters being proportionally decreased in order to maintain the proportion of forty-seven percent to fifty-three percent that has been agreed upon as the general rule for the distribution of volume between the parties.

2.2.1.2. FRUIT SHIPPED IN SANTA MARTA. A basic annual volume of two million three hundred thousand boxes to be distributed as follows:

2.2.1.2.1. FIRST SEMESTER. Between January first and June thirtieth of each year this Agreement is in effect, a volume of one million one hundred fifty thousand boxes, or fifty percent of the basic annual volume.

2.2.1.2.2. SECOND SEMESTER. Between July first and December thirty-first of each year this Agreement is in effect, a volume of one million one hundred fifty thousand boxes, or fifty percent of the basic annual volume.

2.2.1.2.3. ADJUSTMENTS FOR SPECIAL FORCE MAJEURE. In the event the volume to be delivered by the Seller for the first semester suffers a decrease of greater than 10%; provided, that, such decrease is not a result of a deviation of that volume on the part of the Sellers to third party purchasers or for direct marketing on its part, the Seller shall have the right to supply the entire volume agreed upon for the second semester, without the application of the general rule of distribution of the fruit shipped at Santa Marta in a proportion of fifty percent for the first semester and fifty percent for the second semester.

2.2.2. ADDITIONAL CONDITIONS REGARDING VOLUME.

2.2.2.1. DURING THE THIRD TRIMESTER OF EVERY YEAR. Except for the agreement between the parties in conformity with the rules agreed upon in this Agreement, the weekly volumes that the Buyer is obligated to receive during the third trimester, the Turbo and Santa Marta aggregate volumes, even in cases of Special Force Majeure, shall not exceed two hundred sixty-six thousand three hundred boxes.

2.2.2.2. DURING THE FOURTH TRIMESTER OF EVERY YEAR. Except for the agreement between the parties in conformity with the rules agreed upon in this Agreement, the weekly volumes that the Buyer is obligated to receive during the fourth trimester, the Turbo and Santa Marta aggregate volumes, even in cases of Special Force Majeure, shall not exceed three hundred nine thousand eight hundred boxes.

2.2.3. If the volumes delivered by the Buyer decrease in the third and fourth trimesters, there shall be no restrictions or sanctions for the next year, irrespective if such decrease is due to force majeure or minor, with the exception of the sanctions proper for the breach of the Thirteen Week Estimate, such as False Freight.

2.2.4. SECOND CLASS FRUIT. It is understood that the Buyer shall not be obligated to purchase second class or quality fruit. When the Buyer acquires this type of fruit in Colombia, it shall provide the Seller with treatment proportional to that provided to its other Colombian suppliers, at the same prices. Notwithstanding, the Buyer reserves the right to treat the Seller in a disproportional manner, whether favorable or unfavorable, in special cases requiring the mitigation of temporary problems of one or more producers or particular suppliers.

2.2.5. ADDITIONAL VOLUME. During the first through fourth calendar year of the term of this Agreement, the Seller shall have the right to sell an additional annual volume of up to one million boxes of First Class Fruit from Turbo and/or Santa Marta and the Buyer shall be obligated to purchase such Additional Volume, subject to the following conditions and at the prices agreed upon below.

2.2.5.1. The Seller shall notify the Buyer, in writing, no later than November 15 of the immediately preceding year, of its desire to exercise its right to sell the Additional Volume. In such notification, the Seller shall establish the quantity of the Additional Volume it wishes to sell to the Buyer, up to the limit of one million boxes established above.

2.2.5.2. The Seller shall have the right to sell up to five hundred thousand additional boxes of First Class Fruit during the first semester of each year (from January first to June thirtieth), allocated in equal amounts between the first and second trimesters of the calendar year, and the Buyer shall be obligated to purchase such additional volume. These additional volumes must be reflected in the Thirteen Week Estimates, which shall contain a clear identification of the additional volumes the Seller expects to deliver weekly.

2.2.5.3. During the second semester of the year (from July first to December thirty-first), the Seller shall have the right to sell an Additional Volume of First Class Fruit equivalent to the volume effectively delivered and sold during the first semester of the year, and the Buyer shall be obligated to purchase such Additional Volume. In such second semester, the Seller shall have the right to spread out such volume in such a form that during the third trimester of the calendar year it supplies and sells up to forty percent of the Additional Volume to which it has a right to deliver in the second semester and during the fourth trimester up to the remaining sixty percent of the Additional Volume to which it has a right to deliver during the second semester of such year.

2.2.5.4. The Additional Volumes of Fruit shall not be subject to the conditions of Special Force Majeure agreed upon for the Basic Volume.

2.2.5.5. The Buyer shall inform the Seller before acquiring Colombian origin bananas from any other producer or marketer. This obligation consists in consulting with the Seller regarding its availability to sell a determined banana volume indicating the week or weeks in which the Buyer requires such volume and offer the price at which it would be willing to buy it. Once the Buyer has formulated said consultation, the Seller shall promptly respond and never in a term exceeding two weeks, except for spot purchases in which the term shall not exceed one week. The lack of a prompt response shall be deemed as a refusal to participate in the proposed deal. It is agreed between the parties that an affirmative response by the Seller binds the Buyer. Alternative acquisition methods different from a simple purchase of bananas, such as swaps, transactions linked to the acquisition of bananas or other fruits of multiple origins, purchase transactions of fruit linked to maritime freight with specific destinations, and purchases of companies, are exempted from this obligation to inform.

3. SECTION THREE: PRICES. The prices applicable for the basic volume agreed upon in this Agreement shall be those established in Exhibit C to this Agreement.

3.1. PRICES FOR ADDITIONAL VOLUMES: The Buyer shall pay the Seller the sum of [*] for each box of First Class Fruit sold pursuant to this Agreement as additional volume.

3.2. COMMON ASPECTS.

3.2.1. SATURDARY, SUNDAY AND NATIONAL HOLIDAYS DUE TO CELEBRATION OR MOURNING. The Buyer shall pay the Seller the additional amounts (in United States of America dollars), according to location indicated in Exhibit C, for each box packed on a Saturday, Sunday and National Holiday due to Celebration or Mourning when such process may be attributable to the Buyer, in aspects such as itinerary of the vessels hired by the Buyer and not to other factors under the Seller’s control.

All in all, the Buyer and the Seller shall work together, within their limitations, in order that the schedule of the vessels the Buyer is responsible for as well as the containers for transport and storage of Fruit to the extent the Seller is responsible for it and the minimum daily volumes to be processed by the Seller in conformity with clause 4.3.1., shall result in each party assuming the additional harvest cost during these days corresponding to each party and always with the purpose of minimizing the costs for both parties. Every time that the Buyer makes a change in the schedule of the vessels, the parties, by mutual agreement, shall estimate the volume of boxes to be packed on Saturdays, Sundays and obligatory rest days whose additional cost is attributable to the Buyer by virtue of the harvest orders to be issued by the Buyer. It is hereby stated that with the rotation of the vessels in operation at the moment of execution of this Agreement, eventually work shall be carried out in some farms in Turbo during Saturdays and Mondays that are holidays.

3.2.2. WEIGHT OF THE BOXES. The prices and the penalties agreed upon in this Agreement are for boxes of bananas with the weight, at origin, indicated in Exhibit C for the different qualities and presentations. In case of the existence of variations in the weight and/or dimensions of the boxes, the prices, volumes of the boxes and penalties shall be proportionally adjusted with respect to the banana component, and the services such as loading and transport to the vessel taking into account the new weight of the Fruit, and the proportional cost increase shall be recognized with respect to the materials. The parties will agree on the adjustments to the price and cost that shall arise prior to the implementation of any change, with the understanding that the adjustments shall not be refused as long as the adjustments take into account the additional costs that such change or changes represent, including the loss of any net gain (“fully costed profit”) in the supply of materials the Seller may suffer by virtue of the changes the Buyer required. The obligation to consider the loss of any net gain in the supply of materials shall not be interpreted in such a manner that the Buyer shall be obligated to indemnify the Seller or its Affiliates for investments made or for any other type of collateral or consequential damages suffered by the Seller or its Affiliates.

3.2.3. TIME AND MANNER OF PAYMENTS. The prices agreed upon for each shipment of the Fruit That Is Exported and of the Fruit That Is Not Exported shall be paid in United States of America dollars by delivering checks, bank money orders or, preferably, by wire transfer to the bank account of the Seller at the bank of its election, the second Wednesday after the week in which the vessel sets sail. For example, for Fruit shipped in vessels that sailed the week of January 25 to 31, 2004, the payment would be made on Wednesday, February 11. The Seller shall inform the Buyer, in writing, prior to the first shipment, the name and bank account number in which it shall receive the payments.

3.2.4. SOLE PAYMENT. The prices established in this section shall be the sole sum of money that the Buyer shall pay to the Seller for the Fruit That Is Exported.

3.2.5. PAYMENT BY SPECIFICATION. The prices for the Fruit That Is Exported shall be strictly paid with regards to the fulfillment of the specifications assigned and not by the Marking or the destinations elected by the Buyer. The parties agree that no purchase price shall be paid for Fruit that does not meet the quantities or the other requirements established in this Agreement.

4. SECTION FOUR: OPERATING ASPECTS.

4.1. MATERIALS.

4.1.1. SPECIFICATIONS AND COSTS. The cardboard boxes, plastics, stamps, labels, pallets and any other packaging material related to the process of packaging and placing merchandise on pallets, the fungicide for the control of post-harvest diseases and other materials and supplies necessary for the packaging of the Fruit That Is Exported shall meet the Buyer’s specifications, which are set forth in Exhibit B to this Agreement. The costs related to the acquisition of such materials shall be the exclusive responsibility of the Seller. The paper to produce the cardboard boxes shall be supplied under the exclusive risk and responsibility of the Buyer, according to the Seller’s purchase orders. To this effect, the Buyer has designated, under its exclusive responsibility, Chiquita Fresh North America, L.L.C. as the supplier of this paper, under the conditions agreed upon in the Paper Supply Agreement signed by and between it and the Seller. In case that at any moment during the term of this contract, the paper is not supplied due to causes attributable to the Buyer, in sufficient amounts and in the time required for the Seller to produce the cardboard boxes necessary to pack the shipments of Basic Volume, the Buyer shall pay the penalty corresponding to boxes left unpacked in conformity with Section 4.3.4.1 of this agreement, but never in excess of 10 continuous weeks in an amount that substantially affects the Basic Volume, in which case a breach of this agreement for the purchase of Fruit shall be understood to exist. Notwithstanding, the Seller, in case there shall be interruptions in the supply of paper, shall use its best efforts to mitigate the damage to the Buyer using its own supply of paper, to the extent this paper is available, to manufacture the cardboard boxes necessary, with the Seller’s promise to replace promptly the paper used and, if required, to pay any cost this could implicate.

4.1.2. CHANGE OF CONDITIONS AND SPECIFICATIONS. The Buyer may vary the conditions and specifications of the packaging materials (For example, the cardboard boxes in which the Fruit is packed, plastics, stamps, labels, pallets, any other packaging material related to the packing and palletization process, the fungicide for the control of post-harvest diseases and other materials and supplies necessary for the packaging) by notifying the Seller at least fifteen (15) days in advance. In such case, the possible savings or additional costs generated with such variation of the specifications and/or conditions, shall solely benefit or harm, as the case may be, the Buyer. In case the changes imply greater terms for their implementation, the Buyer shall not provide advance notice in a period less than the reasonable amount of time the Seller shall require. The parties shall agree to the price and cost adjustment that shall apply prior to the implementation of these changes, with the understanding that consent shall not be refused as long as the adjustments take into account the additional costs that such change or changes represent, including the loss of any net gain (“fully costed profit”) in the supply of materials the Seller may suffer by virtue of the changes the Buyer required. The obligation to consider the loss of any net gain in the supply of materials shall not be interpreted in such a manner that the Buyer shall be obligated to indemnify the Seller or its Affiliates for investments made or for any other type of collateral or consequential damages suffered by the Seller or its Affiliates.

4.2. MARKINGS AND STAMPS

4.2.1. SELECTION OF THE MARKINGS. The Buyer shall freely select the Markings that will be placed in the stamps or labels that will be adhered to the Fruit That Is Exported and on the boxes and the plastic bags in which such is packed. The Buyer shall take into account, upon any change in Markings, the minimum run of stamps, labels or boxes that the change implies and coordinate with sufficient anticipation with the Sellers any disuse of a Marking in order to exhaust the reasonable inventory of boxes and stamps, unless the Buyer intends to indemnify the Seller for the cost of such inventories. The art or [negative] of the Markings, in each case, shall be supplied by the Buyer or the Technical Representative.

4.2.2. USE AND PROTECTION OF MARKINGS. The Seller acknowledges the following: (a) that the Buyer has the exclusive right to use and order the use of the Markings; (b) that the Markings are and will remain the exclusive property of the Buyer or of the entity or entities that have granted these the respective use license, even when such licenses are not specifically recognized or perfected in accordance with legally pertinent norms; (c) the Seller has no right whatsoever with respect to the Markings and the use of the same by the Seller shall not generate such right. The Seller covenants to strictly follow the instructions the Buyer or the Technical Representative shall provide with respect to the use and protection of the Markings. The Seller covenants to immediately inform the Buyer or the Technical Representative when it is confronted with a misuse of the Markings. The Seller shall be responsible for the misuse or for uses different to the present ends of this Agreement of the stamps, labels and other packaging materials distinguished with the Markings that are in the Seller’s possession. The Buyer assumes the cost of the defense by Seller for the suits third parties shall institute against the Seller alleging the misuse of the Markings the Buyer orders the Seller to use and the case having been heard, shall assume the payment of the respective fines and indemnities. In case such suits are instituted, the Buyer shall have the option of assuming the defense with its own counsel and under its exclusive control, for which the Seller shall provide the necessary collaboration, including the issuance of powers of attorney in favor of the counsel indicated by Buyer. The Seller covenants to notify promptly the Buyer regarding the existence of any claim or commencement of any suit of this nature against the Seller. The lack of prompt notice shall not prevent the Buyer from assuming the defense of such suits, but shall release it from the obligation to indemnify the Seller any cost it incurred up to that moment.

4.3. ESTIMATES AND HARVEST ORDERS

4.3.1. GENERAL DUTY TO COOPERATE AND MINIMUM DAILY VOLUME. Both parties shall have the duty to cooperate with each other in order to: maximize the daily volumes of Fruit to be packed, facilitate the rotation of vessels and minimize the need for refrigeration and carry out work during Saturdays, Sundays and holidays. The Seller is also obligated during the term of this Agreement and while the actual schedule of vessels is maintained, to pack, on harvest days, a daily minimum volume of seventy-five thousand boxes to be shipped in Turbo and twenty-five thousand boxes to be shipped in Santa Marta, unless the Buyer shall request in writing a lesser daily volume. The time required for the loading shall be in accordance with the output figures currently possessed. If the Buyer shall change the actual schedule of vessels and this should cause the Seller logistical problems with its obligation to sell Fruit to other clients, it shall be obligated to pack, on harvest days, a minimum daily volume of sixty thousand boxes to be shipped in Turbo and twenty-five thousand to be shipped in Santa Marta, unless the Buyer shall request, in writing, a lesser daily volume. This clause shall not be interpreted as an increase of the basic volume because both parties recognize that in no case shall the Buyer be obligated to purchase more than the eleven million annual boxes as its basic volume.

4.3.2. THIRTEEN WEEK ESTIMATE. Each week, on Friday, or any other day agreed to with the Buyer or the Technical Representative, the Seller shall deliver a written estimate of the volumes of all First Class Fruit and First Class Modified Fruit to be delivered in each one of the Ports of Shipment during each one of the thirteen (13) following weeks (the “Thirteen Week Estimate”).

4.3.2.1. The parties agree that the volume of First Class Fruit and the volume of First Class Modified Fruit indicated by the Sellers for the first two (2) weeks of each Thirteen Week Estimate shall be deemed as the firm volume that the Seller shall be obligated to sell and the Buyer shall be obligated to purchase, within the conditions agreed upon in this Agreement, and shall not be modified in the subsequent Thirteen Week Estimates. All in all, the Seller may, at its election, but depending on and limited by the capacity of the vessel, deliver per shipment up to three percent more or less of the fruit estimated as firm for the subsequent week.

4.3.2.2. In addition, once a month, the Seller shall supply to the Buyer or the Technical Representative the information regarding the quantity of fruit bagged per week during the prior month, [the conversion of boxes per cluster of resulting First Class Fruit], per packing plant in each day in which fruit was processed and the grade, per [line], of the clusters harvested per week for each one of the farms included in List No. One to which reference was made in the definition of Plantation.

4.3.2.3. The parties agree that in a weekly manner, the Buyer shall order and purchase and the Seller shall ship and sell a mix of Fruit qualities within the range established below, which shall be reflected in the Thirteen Week Estimates:

	Turbo			Santa Marta
		Amount			Amount
	Largo	Min.	Max.	Largo	Min.	Max.
First Class	8.20”	80%	90%	8.00”	50%	65%
First Class Modified	8.00”	10%	15%	8.00”	5%	15%

	Turbo				Santa Marta
	Largo		Amount		Largo		Amount
	Min.	Max.	Min.	Max.	Min.	Max.	Min.	Max.
Juniors	6”	7.9”	0%	5%	6”	7.9”	20%	35%

4.3.2.4. The Buyer shall issue the order to harvest for each shipment based on the Thirteen Week Estimates issued by the Seller, within the ranges established in Section 4.3.2.3 above and the Buyer may vary such orders between weeks by means of pre-harvesting or [delayed harvesting], as long as such action does not imply a loss of Fruit. It is understood that only the Buyer, in exceptional situations and due to problems related to the impossibility of placing a specified type of fruit in the market, may vary the mix of qualities ordered per week during a determined trimester; provided, that, the weekly average during the trimester coincides with the corresponding Thirteen Week Estimate and the distribution established. The Seller recognizes that the market for Juniors behaves in a more variable manner than other qualities or types of fruit. Nevertheless, the Buyer guarantees its best commercial efforts so that the volatility in weekly orders of Juniors are as low as possible and recognizes the Seller’s need to rely on weekly orders of Juniors in order to guarantee the use of the Fruit. In case the Buyer repeatedly orders a mix of qualities outside the established ranges, upon the Seller’s request negotiations shall be commenced with the Buyer with the purpose of remedying the situation through the evaluation of the impact of this change and negotiating the compensation that shall proceed.

4.3.3. HARVEST ORDERS. Each week, on Friday or any other day agreed on with the Seller or with the Technical Representative, once the Thirteen Week Estimate has been received, the Buyer or the Technical Representative will provide the Seller with instructions regarding: (i) the volume of First Class Fruit it will purchase the following week, as well as the amount of First Class Modified Fruit and Second Class Fruit it will opt to purchase, (ii) the time and date on which the Fruit That Is Exported shall be harvested, abiding by the parameters established in Section 4.3.1, (iii) the age limit, the maximum and minimum cutting grade applicable to such Fruit That Is Exported. In addition, the Buyer or the Technical Representative shall notify the Seller, at least twenty-four (24) hours in advance, of the date and hour of arrival to the Port of Shipment, as well as the date and approximate time of stowage of each vessel in which such Fruit That Is Exported shall be stowed. It is understood and agreed that the Buyer or the Technical Representative may modify such notification in accordance with its own judgment in case reasonable justifications exist; provided, that, such modification is notified to the Seller at least fourteen (14) hours in advance to the date and time of arrival and stowage previously stipulated, when such shipment proceeds from Panama and with at least twenty-four (24) hours when such shipment proceeds from other ports. In any case, the Seller shall deliver the Fruit That Is Exported to the container yard for its refrigeration within a maximum time period of twenty (20) hours after it has been harvested. All days of the week shall be considered a work day for the harvest, transport to the packing plant, packing and stowage of the Fruit.

4.3.4. PENALTIES.

4.3.4.1. FRUIT THAT IS NOT EXPORTED. For the purposes provided for in clause 2.1.2, the Seller shall have the right to receive as the sole, total and definitive penalty the purchase price minus the costs not incurred, if the Fruit is part of the basic volume; and if the Fruit is part of the Additional Volumes, of [*] per box during the first semester of each calendar year (from January 1 to June 30) and of [*] per box during the second semester of each calendar year (from July 1 to December 31). To determine the quantity of boxes of Fruit over which a penalty shall be paid, if the Fruit has not been packed, a conversion from clusters to boxes shall be carried out based on the weighted average of the ratio of boxes per cluster to Fruit obtained by the Seller in the last four (4) days of the harvest. If the order not to load by the Buyer or the Technical Representative is issued after the commencement of the Fruit’s packing process, the Buyer shall pay the Seller, as additional amount, the packing materials used, prior evidence of such use required, the operational salaries actually incurred, the cost of transport, if made, as well as the other costs the Seller may incur for the correct and legal disposal of the fruit. Buyer shall pay these same penalties when, upon failure to order the totality of the Fruit during any determined week for which the Seller provided a firm estimate, the Fruit exceeds its grade and it becomes necessary to re-harvest because it does not meet exportation conditions.

4.3.4.2. FALSE FREIGHT. In the event that for any cause attributable to the Seller it does not deliver at least ninety-seven percent of the Fruit volumes ordered by the Buyer for the next week, based on the most recent Thirteen Week Estimate, the Seller shall pay the Buyer, as the sole, total and definitive indemnification, [*] during the first semester of the calendar year (from January 1 to June 30) and [*] during the second semester of the calendar year (from July 1 to December 31) for each box of Fruit not delivered over the excess of the tolerance margin of three percent until completion of the order issued by the Buyer for this shipment, but in no case shall be responsible for collateral, eventual or consequential damages suffered by the Buyer or its affiliates due to this occurrence. This excludes situations in which the Seller is not able to deliver due to force majeure and Acts of God. Notwithstanding the aforementioned, the Seller may exceed the tolerance margin by three percent up to two shipments each trimester of the calendar year, such that in such shipments the Seller may load a minimum of ninety-five percent and a maximum of one hundred five percent of the volume ordered by the Buyer, which excess shall be subject to the availability of space in the vessels chartered by the Buyer. This benefit, granted by the Buyer to the Seller, is not a right that accumulates from one shipment to another or from one trimester to another. The Buyer shall try to mitigate its damages by using banana volumes from other sources within the normal vessel rotation to fill the capacity in such vessel and shall not charge an indemnity greater than the number of boxes it was not able to supply. The Seller may not allege that this tolerance margin is a waiver of the Buyer’s right to receive the ordered volumes nor shall it release the Seller from using its best efforts to comply always with the volumes ordered by the Buyer. When False Freight shall occur, the Buyer shall inform the Seller within the following two weeks. In the event the Buyer does not inform the Seller within such time period, it shall lose the right to collect such amounts.

4.3.5. TRANSPORT TO THE PORT OF SHIPMENT. The Fruit shall be exported palletized and below deck in the vessel’s holds or in containers, at the Buyer’s option. The Seller shall make arrangements for transport in containers supplied by the Buyer from the Plantation to the Port of Shipment, utilizing the adequate and necessary equipment and shall be responsible of its return to the yard.

4.3.5.1. CONTAINERS. The Buyer shall supply the Seller directly or through its Technical Representative the containers and chassis necessary for the transport of the Fruit That Is Exported from the Plantation to the Port of Shipment, making them available in the yard corresponding to the applicable Port of Shipment, in accordance with harvest necessities, in advance of the corresponding shipment. It is understood that the cost of storage and temporary conservation of the Fruit That Is Exported in a container yard shall be paid by the Buyer, but such payment does not release the Seller of its responsibility to the Buyer to assume the cost of transport during the entire journey to the Port of Shipment nor of its obligations with respect to the quality of the Fruit That Is Exported. Such transport and waiting period within the programmed schedule for the shipment shall be the exclusive risk of the Seller, who shall take all due precautions for the protection of the Fruit, including the boxes in which they are packed, the sun, rain and other natural inclement weather, the mistreatment and the incorrect stowage in the containers, and shall be obligated to comply with all reasonable recommendations made by the Buyer or whomever it shall designate, including the Technical Representative, with respect to the treatment and care of the Fruit. The claims for lost Fruit because of failures in the transport, yard and stowage services shall be directed by the Seller to the entities providing such service, for which the Buyer shall provide due cooperation. The Buyer guarantees that the refrigeration systems of the containers it shall provide to the Seller will be in perfect operational state at the moment of its delivery to the Seller, for which the parties shall agree on the revision procedures that will be followed for the delivery and return of the containers. In the event Fruit is lost due to a failure in the operation of a container’s refrigeration system, the risk of loss of such Fruit shall be on account of the Buyer. Each party shall assume the costs with respect to the mutual deliveries of Containers.

5. SECTION FIVE: QUALITY AND HEALTHINESS.

5.1. INSPECTION AND REJECTION OF THE FRUIT. The inspection and eventual rejection of the Fruit may be done by the Buyer or its Technical Representative in any moment of the production process: in the packing plant, at the moment of packing; at the Port of Shipment, when received, and on the vessel at the moment of stowage.

5.1.1. All in all, if at the time of unloading at the destination port, there shall appear defects of “ripe and turnings,” “soft greens,” “peel rot,” “neck rot,” “crown rot,” “tip mold,” and “post-harvest latex”, agreed upon by the parties as hidden quality conditions impossible to detect at the moment of shipment, the Buyer shall have the right to deduct the amount paid for the rejected bananas of the following Fruit shipments the Seller receives. The Seller shall not be responsible for collateral or consequential damages suffered by the Buyer by virtue of the rejection of Fruit due to latent conditions, this being the sole, total and definitive indemnization to which the Buyer shall have a right for this occurrence, except as provided in this same paragraph with respect to False Freight in those cases in which it shall apply. The Buyer shall evidence its claim through an independent surveyor, whose report shall evidence the condition of the Fruit and the fact that the problem was not attributable to failure of the vessel or other motives not related to the Seller and shall indicate all of the information of the fruit, especially the number of the farm or farms from which such fruit originated. In every case, the Seller may, on its own account and cost, designate representatives to participate as observers in the quality inspections for which the Buyer shall notify no later than forty-eight hours after unloading such rejection. For purposes of exercising this right, the Seller shall provide the Buyer with an electronic mail (e-mail) address to which the Buyer may notify a rejection incident. Furthermore, the Seller shall provide the Buyer the name and necessary information in order to opportunely contact the surveyor or surveyors that the Seller designated to be present in case of a rejection incident of the banana at the destination port. In case the Seller does not provide this information regarding its designated surveyors, the Buyer shall be released from its obligation to opportunely notify and shall simply inform the Seller at the indicated electronic address when possible. The parties agree that the first incident of rejection to take place in each calendar trimester shall entitle the Buyer solely to discount the price paid for the rejected banana. Rejection incidents that take place with respect to Fruit shipped after the notification of the first rejection incident shall entitle the Buyer to charge additionally the corresponding penalty for False Freight, if it exceeds the permitted tolerance percentage. If the Buyer does not opportunely notify the Seller with respect of a rejection incident or disposes of the Fruit before it has been inspected by the Seller, then such discount shall not apply.

5.2. PARTICIPATION IN QUALITY CONTROL ACTIVITIES. The Seller and the Buyer acknowledge that the quality of the Fruit That Is Exported to the destination markets is essential for its continued marketing success. In such markets, the quality of the Fruit That Is Exported is not only limited to its physical characteristics, but also to the conditions in which such Fruit is produced, including the correct application of agrochemicals, the environmental impact of the production activities and the social and labor conditions in which such activities are developed. The Seller and the Producers covenant to participate with the Buyer, each one on their own account and cost, in all reasonable quality control activities, such as the establishment and maintenance of process controls and the correct gathering of data regarding the quality of the Fruit, as well as the transmission and delivery of the same to the Buyer.

5.2.1. The Seller and the Producers agree to permit the access, at any moment, during normal operation hours, to the Plantation, of quality control technicians designated by the Buyer or the Technical Representative in order that they may evaluate the field and the packing plants of the bananas that potentially constitute the Fruit to be sold in conformity with this Agreement.

5.2.2. In the specific case of the fight against the Sigatoka Negra, the Seller and the Producers shall comply with the provisions of Exhibit B with the understanding that the Buyer shall not be obligated to receive Fruit from the areas of the Plantation that do not meet the production requirements established in such Exhibit.

5.2.3. PACKAGING AND DEHANDING METHODS. In order to preserve the quality of the Fruit That Is Exported, the Seller agrees with the Buyer that the Seller shall only use those dehanding and packaging methods previously authorized by the Buyer, which are duly described in Exhibit B.

5.2.4. CHANGES TO THE QUALITY SPECIFICATIONS. In order to ensure the high quality of the ordered production, the Buyer shall have the right to amend Exhibit B of this Agreement by written notification to the Seller at least fifteen (15) days in advance. The parties shall agree to the price and cost adjustment that shall apply prior to the implementation of these changes, with the understanding that consent shall not be refused as long as the adjustments take into account the additional costs that such change or changes represent, including the loss of any net gain (“fully costed profit”) in the supply of materials the Seller may suffer by virtue of the changes the Buyer required. The obligation to consider the loss of any net gain in the supply of materials shall not be interpreted in such a manner that the Buyer shall be obligated to indemnify the Seller or its Affiliates for investments made or for any other type of collateral, eventual or consequential damages suffered by the Seller or its Affiliates.

5.2.5. CHANGES TO THE METHODS OF FRUIT PROTECTION, FRUIT SELECTION, DEHANDING AT THE PACKAGER AND PACKAGING. The parties shall agree to the price and cost adjustment that shall apply prior to the implementation of any changes in any of the methods mentioned, with the understanding that consent shall not be refused as long as the adjustments take into account the additional costs and foreseeable direct damages that such change or changes represent, including the loss of any net gain (“fully costed profit”) in the supply of materials the Seller may suffer by virtue of the changes required by the Buyer, this being the only, total and definitive indemnization to which the Seller shall be entitled for these changes. In no case shall the Buyer assume any responsibility whatsoever before the Seller, the Producer or their affiliates for collateral, eventual or consequential damages that may have been produced by the changes regulated herein. The changes that must be carried out by the Seller or the Producers in any of the methods mentioned with the purpose that the Fruit comply with the quality specifications agreed to herein shall be exclusively on account of the Seller.

5.3. INFRASTRUCTURE. The Seller and the Producers represent and warrant that the Plantation complies and shall comply, during the term of this Agreement, with the infrastructure requirements and conditions necessary for the production, processing and transport of the Fruit in the volumes and the quality agreed upon in this Agreement, such as, for example, hygienic and safe packing plants, capable of processing the Fruit in any week in a maximum of three (3) days in seasons of normal production and four (4) days in seasons of peak production, access routes in conditions that support transport equipment traffic without detriment to the quality of the Fruit, adequate systems for internal transportation of the clusters to the packing plant and in those plantations in which their location requires them and according to the commonly accepted standards of the banana industry in Colombia, and appropriate drainage and irrigation systems.

5.4. AGROCHEMICALS. In order to ensure compliance with the laws regarding agrochemicals prevalent in Colombia and in the destination markets, as well as to protect occupational health conditions, the environment and the quality of the Fruit, the Seller and the Producers covenant to apply, during the production process and the post-harvest phase, solely pesticides, herbicides, fungicides, insecticides, plant growth regulators or other chemical or organic substances, natural, artificial or synthetic, that have been previously authorized by the Buyer or its Technical Representative and that are authorized for use in the Republic of Colombia and in the destination markets of the Fruit, including the United States of America and the countries that comprise the European Union. The Seller and the Producers covenant to apply such substances only in the quantities, proportions and with the methods established by the manufacturer of the authorized product and in conformity with the best practices of the Colombian banana industry. The Buyer has delivered to the Seller and, through the Seller, to the Producers, a list of such products and substances. If during the term of this Agreement the Colombian authorities and those of the destination countries of the Fruit shall authorize different, but chemically identical, formulations of the authorized products and substances, the Seller, and through the Seller, the Producers, shall notify the Buyer of their intention to use these new formulations. If the new formulations imply different application methods than those of the prior formulations, the Buyer may not object to their use by the Seller and the Producers, as long as such application methods do not result in higher risk levels to a person’s health, to the environment or result in the possibility of residual levels on the Fruit higher to those permitted by the authorities in the destination countries. Any change to the list of products and substances different to the case of new formulations of previously authorized products, shall only be possible through a prior written agreement between the Buyer and the Seller. In case the Seller or the Producers breach the obligations assumed in this clause, or if the Fruit is delivered damaged or mistreated due to agrochemicals or with levels greater than those allowed by the pertinent regulations, the Buyer is empowered by the Seller and the Producers to suspend immediately and without any liability on its part whatsoever, the purchase of Fruit from the affected area in the Plantation as long as the noxious effects or the foreseeable damages shall last, without prejudice to the rejection of such Fruit for non-compliance with the agreed-upon specifications.

The Buyer acknowledges that the Seller and the Producers shall use BRAVO® (clorotalonil), for the treatment of Sigatoka Negra, in the entirety of the Plantation. The Buyer leaves written evidence that this product was never used in the farms on List A, reference to which is made in the definition of Plantation, while these farms were operated by the Buyer. The Buyer also leaves written evidence of its disapproval of the use of such product due to the potential occupational health and the environmental risks that, it understands, the use of such product entails, even though the use of such product is accepted by the Colombian authorities, the countries of the European Union and the United States of America, as well as the Rainforest Alliance under its “Better Banana Program.” Nevertheless, the Buyer accepts the use of BRAVO® by the Seller and the Producers as an exception to the agrochemical list described above.

In order to guarantee the safe use of pesticides (herbicides, nematicides, insecticides, fungicides, vegetable growth regulators, etc.) and to protect the health of its workers, the Seller and the Producers agree to organize the field work in such a manner that the field workers are not present in the Plantation areas that are being treated with pesticides in observance of the reentry periods established by the Environmental Protection Agency of the United States of America (US EPA). For those workers that must enter an area of the Plantation being treated with pesticides, the Seller and the Producers covenant to provided them with adequate protection equipment.

6. SECTION SIX: CORPORATE RESPONSIBILITY, LABOR MATTERS AND PROTECTION OF THE ENVIRONMENT.

6.1. CORPORATE RESPONSIBILITY AND LABOR MATTERS.

6.1.1. The Seller and the Producers represent that they recognize the Buyer’s commitment with respect to Corporate Responsibility, assumed through its Code of Conduct and of the “UITA/COLSIBA and Chiquita Agreement regarding union liberty, minimum labor standards and the employment in the banana operations of Latin America.” The Seller recognizes and accepts that it has received a copy of the Buyer’s Code of Conduct and a copy of the Agreement between UITA/COLSIBA and Chiquita, and understands the commitments and social obligations to which the Buyer aspires to put into practice in all of its operations, including those of its suppliers, particularly in the area of labor standards, quality and security of the foodstuffs, environmental protection, and community relations. The Seller shall continuously improve the standards and the social and environmental practices under which it produces the Fruit.

6.1.2. During the term of this Agreement, the Seller and the Producers covenant to especially comply with the following practices regarding labor matters:

6.1.2.1. Not to use child labor, as defined in this Code of Conduct.

6.1.2.2. No to use any for form of forced or mandatory labor.

6.1.2.3. Not to violate its workers’ right of free association and collective bargaining.

6.1.2.4. Not to discriminate in the hiring, firing and training of its employees based on sex, sexual orientation, ethnic or national origin, political and union affiliation or religious beliefs.

6.1.2.5. Comply with the labor, social and environmental legislation of the Republic of Colombia and those treaties included in the Code of Conduct and the Agreement between UITA/COLSIBA and Chiquita.

The serious or systematic violation of any of the aforementioned practices shall empower the Buyer to suspend the purchase of the Fruit from the affected area, without prejudice to the continued purchase of such Fruit in case such situation is remedied to both parties’ satisfaction.

6.1.3. The Seller and the Producers grant the Buyer or its Technical Representative the right to have its employees freely enter the Plantation, with or without prior notice, but always coordinating with the person responsible for the farm at the moment of the visit, with the purpose of inspecting the operations, infrastructure, documents, including electronic archives, and interview the employees and workers, in order to carry out confidential periodic evaluations regarding compliance with all the obligations with respect to Corporate Responsibility. The Seller, Producers and the Buyer, in common accord, shall develop a strict plan in order to remedy the breaches detected during the evaluation. In no case shall the Buyer require the adoption of practices or compliance with conditions related to Corporate Responsibility by the Seller or the Producers greater than those adopted by the subsidiaries or affiliates of the Buyer in other Latin American countries.

6.1.4. The Buyer and the Seller agree that the rating achieved, the agreed-upon objectives and any correspondence related to the compliance by the Seller with these standards shall be handled in a confidential manner and shall not be revealed without the approval of both parties.

6.1.5. The Seller and the Producers covenant to maintain in those farms appearing in List Number One, the certification under the SA-8000 standard during the term of this Agreement. In case any of such farms shall be decertified, the Seller and the respective Producer shall have a remediation term of six months from the date of receipt of such decertification or suspension notice to recertify the farm or farms. For those farms appearing in List Number Two, the Seller and the Producers shall have a term of eighteen months from the date on which this Agreement is signed, to obtain the certification under the SA-8000 standard. In case such recertification or certification is not obtained, as the case may be, within the herein stipulated terms, the Buyer shall have the right to suspend the purchase of Fruit from such farms under this Agreement as long as such farms do not obtain the respective certification.

6.1.6. ENVIRONMENTAL PROTECTION.

6.1.6.1. During the term of this Agreement, the Seller shall comply and adopt on its own account, the regulations and standards regarding environmental impact, public health, workplace hygiene and other aspects related to the protection of the environment in existence in the Republic of Colombia or in any of the destination markets of the Fruit. Such regulations and standards include those issued by local and national authorities and international entities, as well as by the governmental authorities of the countries of the destination markets, to the extent they affect the capacity to market the Fruit. In the case of international agreements and treaties, those signed by the Republic of Colombia shall be respected, even if their ratification is still pending.

6.1.6.2. The Seller and the Producers covenant to:

6.1.6.2.1. Maintain, during the term of this Agreement, the certification under the Better Banana Program sponsored by the Rainforest Alliance in those farms that have such certification and that constitute the Plantation. In case the farms are decertified or their certification is suspended by the Rainforest Alliance or the designated verifying entity, the Seller and the Producers shall have a term of six (6) months from the day of the decertification or suspension notice to recertify the affected farm or farms. If the Seller and the Producers do not recertify the farm or farms within the stipulated term, the Buyer shall have the right to suspend the purchase of Fruit from such farms until the respective certification shall have been obtained.

6.1.6.2.2. With respect to the farms that make up the Plantation, as of the date of this Agreement, that lack the aforementioned certification under the Better Banana Program the corresponding Seller and Producer covenant to obtain such certification within the term of eighteen (18) months from the date the term of this Agreement shall commence. In the event the corresponding Seller and Producers do not comply with the obligation hereby incurred, the Buyer shall have the right to suspend the purchase of Fruit from such farms until the respective certification shall have been obtained.

6.1.7. OTHER CERTIFICATIONS. The Seller covenants that, during the year 2004, it will adapt its industrial and cultivation practices in the Plantation to the EUREP GAP standard and maintain the Turbo port operations under the ISO-14000 standard.

6.1.8. INCLUSION OF NEW FARMS. The inclusion of new farms within the Plantation shall require the Buyer’s and Seller’s agreement. If, in the future, the Seller desires to include additional farms in the Plantation, it shall notify the Buyer, in writing, of its desire and shall provide the Buyer with all the necessary information to identify the new Producer or Producers. The Buyer shall not unreasonably withhold its consent. The new Producer or Producers shall have a maximum term of one year from the date the amendment to this Agreement is signed to obtain the certifications under the SA-8000, EUREP GAP, and Better Banana Program, as well as the other certifications to which the parties agree in the future. In case the required certifications are not obtained within the required one year term, the Buyer shall have the right to suspend the purchase of Fruit from such farms as long as such farms do not obtain the required certifications.

7. SECTION SEVEN: SAFETY AND HARMLESSNESS OF FOODSTUFFS. The Seller and the Producers recognize that the health and safety of the consumers of the Fruit are of special importance and, therefore, covenant compliance with any and all of the recommendations made by the Buyer or its Technical Representative with respect to the modifications of processes, modification of infrastructure, documentary practices, process controls and hygienic and sanitary practices, with respect to the safety and harmlessness of foodstuffs. Such recommendations shall in no case exceed the compliance levels in this area assumed by subsidiaries or affiliates of the Buyer in Latin America. Furthermore, in case the legislations of the countries that make up the destination markets require some type of certification, the Seller covenants to obtain such certification opportunely on its own account. In case the Buyer’s clients require some type of certification particular for that client, the Seller covenants to opportunely obtain such certification on its own account at the Buyer’s expense. In case of a breach of the obligations assumed by the Seller or the Producers in this section, or of delivery of Fruit damaged or mistreated due to agrochemicals or with residual levels higher to those permitted by the applicable regulations, the Buyer is hereby empowered by the Seller and the Producers to immediately and without incurring any liability suspend the purchase of Fruit from the affected part of the Plantation, as long as the noxious effects or foreseeable damages shall persist, without prejudice to the rejection of such Fruit for its non-compliance with the agreed-upon specifications. In addition, each party shall assume its corresponding legal responsibility if the Fruit shall result to be a danger to the health of the consumers or the people. The Seller shall provide the Buyer with the necessary cooperation in those cases where it shall be forced to recall the Fruit from the market due to the Fruit’s content of residual levels higher than those permitted in the Fruit’s destination markets.

8. SECTION EIGHT: FORCE MAJEURE, SUSPENSION AND TERMINATION.

8.1. FORCE MAJEURE. The rights and obligations of the Buyer and the Seller, arising from this Agreement, shall be strictly performed by both parties, except in the case of a breach caused by an Act of God or Force Majeure, such as the application of restrictions to international commerce by the governmental authorities of the Republic of Colombia, the United States of America and the European Union, strikes, including strikes that completely impede the work of the Plantation, shipments, transport, war, uprising, revolution, riot, invasion, sabotage and causes of a similar nature, duly verified; provided, that, no alternative solution exists. The provisions of this Section 8.1 shall be subject to the applicable provisions of the section titled “Remedies for Breach of this Agreement” in the Stock Purchase Agreement referred to in the beginning of this document. Any cause of Force Majeure that impedes the execution of this Agreement or that makes its performance impossible or that implies the violation of the laws or regulatory provisions applicable to one of the parties, shall suspend its effects, but only during the term or as to the portion in which such Force Majeure shall impede or make impossible or illegal its execution. In case events arise similar to the aforementioned that partially impede the execution of this Agreement, the same shall continue to perform that part which is possible to continue performing. It is expressly agreed by the parties that the change of economic circumstances for one of the parties shall not constitute Force Majeure.

8.2. PROCEDURES AND CAUSES FOR SUSPENSION. Both parties may totally or partially suspend, as the case may be, the performance of the obligations imposed by this Agreement due to the occurrence of one or more of the events described as Force Majeure; provided, that, such events make it impossible for the party invoking the suspension to totally or partially continue with this Agreement. It is expressly agreed by the parties that the causes for suspension must be directly related to the performance of the contractual obligations and that the same suspension shall only have effect with respect to the obligations affected by the cause and solely in relation to the part of the Plantation affected by the cause. The cause shall also be verified, of sufficient magnitude to justify the suspension and no alternative shall exist to overcome it. The cause for suspension shall be communicated, by the party that invokes the suspension to the other party, in written form and at the respective notification address.

The suspension shall take effect the day after receipt by the party against whom the suspension is being invoked of the notification indicating the reason or reasons for the suspension. The suspension of the obligations arising out of this Agreement shall not interrupt the original term of this Agreement, which shall continue to run as long as the suspension shall last. The Seller shall not use the Markings during the suspension period.

If the Buyer alleges the suspension, except if such causes are attributable to the Seller, the Seller shall have the right to sell the Fruit produced during the suspension period to third parties, unless the Buyer shall decide to pay the prices agreed upon in this Agreement for Fruit That Is Not Exported. In the event the Seller suspends the agreement, in whole or in part, under no circumstances shall the Seller dispose of Fruit produced in the Plantation destined for external markets without first obtaining the express written consent of the Buyer.

8.3. TERMINATION. The following shall be causes for the anticipated unilateral termination of this Agreement: for the party that invoked it, the complete suspension of the execution of the obligations arising pursuant to this Agreement that last for more than twelve (12) continuous months. The material breach of any of the obligations of this Agreement. A material breach of the obligations is a breach that results in significant economic damages for the party that has not breached its obligations and that is not adequately cured by the breaching party within a reasonable time period that will necessarily be adjusted to the nature and magnitude of the breach and, in no case, except when agreed upon by the parties, shall exceed forty-five (45) natural days from the day of receipt of the written notification sent by the other party in which it informs of such breach. Notwithstanding the foregoing, in the event the Buyer has failed to pay, this period of time shall not exceed seven (7) days. The termination shall enter into effect fifteen (15) days after receipt by the breached party of the written notification specifying the cause of the termination sent by the party invoking the termination.

9. SECTION NINE: OTHER CONDITIONS.

9.1. ASSIGNMENT OF THE AGREEMENT. This Agreement may not be assigned or transferred in whole or in part to any natural person or legal entity by any one of the parties without the prior express written consent of the other party. Notwithstanding the foregoing, the Buyer in this act authorizes the Seller to assign as a guarantee the economic rights derived from this Agreement in favor of various banking and financial institutions, for which the Seller shall notify the Buyer, prior to the perfection of such assignment, the terms of the same.

9.2. GURANTEE; INDEMNIFICATION FOR EVICTION. The Seller guarantees to the Buyer that the Fruit acquired by virtue of this Agreement shall be free of liens and commitments of any type that affect the Buyer’s enjoyment and free disposition. Therefore, the Seller agrees to indemnify for eviction and assumes absolute responsibility for any loss that arises because of the breach of this guarantee. In the event suits are commenced against the Fruit object of this agreement, the Seller shall have the option of assuming the defense with its own counsel at its own expense and under its exclusive control, for which the Buyer shall provide all the necessary cooperation, including the issuance of powers of attorney in favor of the counsel indicated by the Seller. The Buyer covenants to notify opportunely the Seller with respect to the existence of any claim or the commencement of any suit of this nature against the Buyer. The lack of opportune notification shall not impede the Seller’s assumption of the defense of such suits, but shall release it from the obligation to reimburse the Buyer for any expense it incurred until that moment. All in all, if the Seller unduly disposes of Fruit that has been sold and delivered by virtue of this Agreement to the Buyer in favor of third parties, the Buyer, and the Seller hereby irrevocably authorizes such action, may exercise the civil, commercial and criminal actions within its reach in any court or jurisdiction, to impede the undue disposal of the Fruit. The Seller shall be responsible and shall indemnify the Buyer against all damages it may have caused with such act of sale of the Fruit to a third party, without prejudice of the rights of the Buyer with respect to the potential material breach of this agreement that such violation presents.

9.3. INSURANCE CLAIMS. The Seller and the Buyer shall mutually cooperate in the transmittal, documentation, delivery of evidence and claims processing of insurance with respect to the losses or damages to the Fruit and other disasters.

9.4. NOTIFICATIONS. The parties set forth the following addresses to receive notifications related to this Agreement:

The Seller: Banana International Corporation, Enviagdo, Colombia, Calle 26 Sur #48-12, Attention: President and Secretary General with a copy to Banacol Marketing Corporation, Attention: President, 2655 LeJeune Road, Suite 1015, Coral Gables, FL 33134, USA.

The Buyer: Chiquita International Limited, 7 Reid Street, Suite 109, P.O. Box HM-2181, Hamilton JX, Bermuda, Attention: Vice-President, with a copy to the office of the General Counsel, Chiquita Brands International, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202, USA.

The parties may agree to alternate notification procedures related with operational aspects. Such agreements shall be duly documented.

9.5. FAILURE IN THE EXERCISE OF RIGHTS. The failure of any party to notify or exercise any right arising under this Agreement shall not signify the waiver of such right, unless the party waiving such right shall notify, in writing, the other party. The waiver of any party to any right arising under this Agreement shall not signify the waiver to any right of a similar nature possibly arising after the date of this Agreement. The fact that one of the parties allows, one or more times, the other party to breach its obligations or performs them incompletely or in a manner different from that agreed upon or does not insist upon the exact performance of such obligations or does not promptly exercise the contractual or legal rights it is entitled to, shall not be deemed nor shall entail a modification to this Agreement nor shall it in any case constitute an impediment, in the future, for such party to insist on the specific and faithful performance of the obligations of the other party or exercise the conventional or legal rights to which it is entitled to.

9.6. EXHIBITS. Each one of the exhibits indicated in this Agreement and attached hereto is hereby incorporated by reference and forms an integral part of this Agreement.

9.7. WITHHOLDING AND SETOFF. The Seller irrevocably authorizes the Buyer to withhold and setoff from the payments the sum that the Seller shall owe the Buyer with respect to False Freight, which are duly evidenced and accepted by the Seller in conformity with what has been established in this Agreement. The charge shall not be cumulative. In the event the Seller shall owe money to the Buyer or a company affiliated to the Buyer for the supply of materials, supplies or services, the Seller authorizes the Buyer to carry out withholdings and setoffs corresponding to the payments in order to pay owed and past due sums.

9.8. SEVERABILITY. In case any of the provisions contained in this Agreement were declared null and void, the parties agree that such nullity shall not affect the whole of this Agreement with regard to the validity of the other provisions of this Agreement that have not been declared null and void.

9.9. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto represent the entire agreement between the parties. All of the conversations, communications, expressions, promises and previous declarations, written or oral, between the parties or between affiliated companies and the employees, agents or representatives thereto, are contained in this Agreement. Except for an express provision to the contrary in this Agreement, any modification shall be in writing and signed by both parties.

9.10. DISCLOSURE OF FINANCIAL STATEMENTS. Upon the Seller’s request, the Buyer shall deliver its individual and current financial statements and those of its guarantors which shall be provided to the banks and other entities the Seller shall contact in order to obtain financing. The financial statements must be individual of the Buyer and its guarantors, but not consolidated of the Buyer’s entire group, except if expressly requested in such form. Similarly, the Buyer shall provide the best cooperation of its responsible financiers and other employees to attend to the questions and requirements that these financial entities could have.

9.11. CONFIDENTIALITY. As long as this Agreement shall continue in full force and effect, the parties agree to maintain its content confidential from any third parties, except by written authorization of the other party, an order by a competent authority, or a requirement established in the legislation or regulations such as those issued by the Securities and Exchange Commission of the United States of America. This obligation shall not apply to the financial institutions. The confidentiality obligations of each of the parties under this Agreement shall survive the termination of this Agreement.

9.12. CONTRACTUAL GOOD FAITH. This Agreement is entered into based on both parties’ good faith in the development of the agreement, avoiding each party, within the scope of law, any and all type of behavior in the setting of prices the objective of which would violate federal and state legislation of the United States of America, such as predatory pricing and disloyal competition, as an integral part of the Stock Purchase Agreement referred to in the beginning of this agreement and the pineapple purchase agreement derived from the same.

9.13. APPLICABLE LAW. This agreement shall be governed by and interpreted according to the internal laws of the State of Florida without giving effect to any decision or conflict with respect to the legal or regulatory provisions (be they from the State of Florida or any other jurisdiction) that may result in the application of the laws of any jurisdiction other than the State of Florida.

9.14. TAXES. The Buyer and the Seller covenant to comply individually and in all that which is each parties’ responsibility with the legislations and tax provisions applicable to the parties, to this Agreement and to the profits generated from this Agreement. The Buyer and the Seller state that they will pay each and every one of the taxes on income, profits and sales that exist or might exist in the future and that are applicable for any legal reason.

9.15. COMPLIANCE WITH LAWS AND REGULATIONS. Both parties state that they will comply with all laws, regulations, agreements and other legal provisions that are applicable to them now or during the term of this Agreement.

9.16. EFFORTS TO INTERDICT THE TRAFFICKING OF ILLEGAL DRUGS AND OTHER TYPES OF CONTRABAND. The parties agree to cooperate in order to establish and maintain adequate controls in all the operational chain to limit, to the extent possible, the shipment of illegal drugs or other types of contraband in the cargo delivered to the Buyer at the Port of Shipment.

10. SECTION TEN: SURVIVAL PERIOD

10.1. TERM. This Agreement shall survive for a term of eight (8) years, commencing on the date of execution of the contract known as the Stock Purchase Agreement referenced at the beginning of this Agreement and upon the consummation of the transactions contemplated in such agreement as of the Closing Date. The anticipated termination of the pineapple supply agreement, entered into by and between the Seller and Chiquita Frupac, Inc., for any cause attributable to one of the parties shall provide the party that is not at fault the option of terminating this Agreement or to continue its performance. This decision must be made within three (3) months following the declaration of the breach of the pineapple agreement by means of an arbitration decision provided by the agreed-upon arbitration panel, unless such decision shall be unnecessary due to a termination based on the total suspension of the pineapple contract that lasts for a term greater than twelve months, in which case, this Agreement may be terminated immediately after the termination of such pineapple contract.

10.2. GRADUAL TERMINATION. Notwithstanding the foregoing, at the Buyer’s option, it may, by means of written notification at least six (6) months prior to the termination of this Agreement, opt to continue with this Agreement with respect to the basic volume for an additional three (3) years to the agreed-upon term, through a gradual reduction of the basic volume of twenty-five percent annually commencing on the first additional year (seventy-five percent of the basic volume the first year, fifty percent of the basic volume the second year, and twenty-five percent of the basic volume the third year), at the prices agreed upon in this Agreement or at a price equal to the lowest price of the other agreements with at least two years term remaining as of the date of this Agreement’s termination, that the Seller shall have with other banana purchasers in Colombia. In case the Buyer exercises such gradual termination option, the Seller shall have the right to demand the performance of the gradual termination option included in the International Pineapple Purchase Agreement by and between the Seller and Chiquita Frupac, Inc, entered into the date hereof. If Chiquita Frupac, Inc. shall refuse the gradual termination of such International Pineapple Purchase Agreement, the Seller shall be released from the performance of the gradual termination option governed by this clause.

10.3. UNFORSEEN CIRCUMSTANCES. The parties expressly agree that the fact that, at any given moment, this Agreement may yield a loss to the Buyer or the Seller or that its performance would be onerous to any of the parties, shall not be an excuse to request its termination, renegotiation or modification. The parties expressly and in advance waive any right or prerogative to request the revision of this Agreement that due to these circumstances it may possess.

11. SECTION ELEVEN: ARBITRATION. The parties agree that in any and all conflicts, differences or claims related to this Agreement, including, but not limited to, the existence, validity or termination, or with respect to the severance of the same and especially with its object, interpretation, application or execution, shall be resolved by means of arbitration pursuant to the rules, before and administered by the American Arbitration Association (AAA), and in conformity with its rules and procedures. Notwithstanding the foregoing, the parties at any moment may examine, with the most objective and amicable intent, any divergence that could arise with respect to this Agreement. The arbitration shall take place in the city of Miami, State of Florida, United States of America. As such, the parties shall waive the jurisdiction and laws of its respective domiciles and to any other competency that could correspond and shall submit any controversy related with this Agreement to arbitration that shall abide by the following rules:

•	The arbitration panel shall be composed by three mediators selected utilizing the procedures of the American Arbitration Association (AAA).

•	[Notwithstanding the foregoing, with respect to cautionary measures, such as sequestering, suspension, conservation measures, cautions, declaratory measures, discovery of evidence, search and seizures, they may be clarified before any competent court. This provision shall also apply with respect to payments received and to be received by the Seller or possessed by the Buyer in any part of the world and to the cautionary measures over the same.]

•	The minutes of the arbitration shall be kept in Spanish and all of the mediators shall be fluent in Spanish. All submissions must be presented in Spanish. All the expenses, costs and legal fees incurred by each party shall be paid by the party that incurs them. The cost of arbitration (including registration rights) shall be shared in equal amounts by the parties in the litigation.]

12. SECTION TWELVE: PENAL CLAUSE. The breach of this Agreement declared by an arbitration panel decision pursuant to the procedures agreed upon in Section 11 of this Agreement, which results in the termination of the agreement pursuant to Section 8.3, shall bind the breaching party to pay to the other party a penalty in immediately available funds equal to [*] for every box of basic volume of bananas that has not been delivered during the rest of the initial term of this Agreement. Such penalty shall constitute the sole and definitive payment of the entire damages to which the affected party may have any right, including any injury caused by collateral, eventual or consequential damages. The payment of such penalty shall free the breaching party from the performance of any other obligation arising pursuant to this Agreement. Furthermore, the affected party shall have the right to deem this Agreement terminated without incurring any responsibility whatsoever, or to continue to demand, at its election, the performance of the International Pineapple Purchase Agreement signed on the date hereof by and between the Seller and Chiquita Frupac, Inc.

13. SECTION THIRTEEN. VALIDITY AND EFFECTIVENESS OF THIS AGREEMENT. The validity and binding effect of this Agreement is subject to the signature of the contract known as the Stock Purchase Agreement that shall be signed by and between Chiquita International Limited and Chiquita Brands, LLC, on the one part, and by Invesmar Limited, on the other, and the consummation of the transactions contemplated in such agreement as of the Closing Date.

14. SECTION FOURTEEN. GUARANTIES OF THE AGREEMENT’S PERFORMANCE. The Colombian companies Expoban S.A., El Convite S.A., Centurión S.A., Rio Cedro S.A. y Agrícola El Carmen S.A., all of which are domiciled in Envigado, with the exception of the last one which is domiciled in Apartadó, hereby state that they supply the Seller with Fruit and they are aware of and acknowledge the terms and conditions of this Agreement regarding the Purchase and Sale of Bananas, which they hereby agree to perform faithfully by joint and severally guaranteeing its performance in benefit of the Buyer, hereby individually assuming responsibility for the payment of any amount whatsoever the Seller shall owe the Buyer for any reason, whether for an outstanding balance of any nature or indemnization for damages caused by the breach of this Agreement.

The Seller:		The Buyer:

BANANA INTERNATIONAL CORPORATION		CHIQUITA INTERNATIONAL LIMITED

By:	/s/ Victor Henríquez Velasquez	By:	/s/ John Ordman
Name:	VICTOR HENRÍQUEZ VELASQUEZ	Name:	JOHN ORDMAN
Title:	President	Title:	V. P. Global Sourcing

GUARANTORS:

EXPOBAN S.A. EL CONVITE S.A. CENTURIÓN S.A. RÍO CEDRO S.A. AGRÍCOLA EL CARMEN S.A.

By:	/s/ Jorge Alberto Cadavid Marín
Name:	JORGE ALBERTO CADAVID MARÍN
Title:	Legal Representative